EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

Smart Choice Automotive Group, Inc.
Titusville, Florida

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 26, 1997, except for Note 6 as to which the date is April 12, 1997, on our audit of the combined balance sheets of Liberty Finance Company, Inc. and Affiliates (consisting of Liberty Finance Company, Inc., Wholesale Acquisitions, Inc., and Team Automobile Sales & Finance, Inc.), as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity, and cash flows for the two years then ended, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ Osburn, Henning and Company
                                            ---------------------------
                                            OSBURN, HENNING AND COMPANY

Orlando, Florida
August 18, 1998